Exhibit 11

                                 Statement Re:
                    Computation of Per share Earnings (Loss)




                                              Three months ended September 30,     Nine months ended September 30,
                                              --------------------------------     -------------------------------
                                                   1996             1995                   1996             1995
                                                -----------      ----------          -----------       -----------
Primary
  Average shares outstanding                     10,007,454       9,853,439            9,947,653         9,852,467
  Net effect of dilutive stock options-based
    on the treasury stock method using
    average market price                            616,642             --               512,251               --
                                                -----------      ----------          -----------       -----------
  Total                                          10,624,096       9,853,439           10,459,904         9,852,467

  Net income (loss)                             $   234,308      $ (341,715)         $   393,922       $(1,234,217)
                                                ===========      ==========          ===========       ===========

  Per share amount                              $      0.02      $    (0.03)         $      0.04       $     (0.13)
                                                ===========      ==========          ===========       ===========
Fully Diluted
  Average shares outstanding                     10,007,454       9,853,439            9,947,653         9,852,467
  Net effect of dilutive stock options-based
    on the treasury stock method using the
    period-end market price if higher than
    average market price                            616,642             --               553,377               --
                                                -----------      ----------          -----------       -----------
 Total                                           10,624,096       9,853,439           10,501,030         9,852,467

  Net income (loss)                             $   234,308      $ (341,715)         $   393,922       $(1,234,217)
                                                ===========      ==========          ===========       ===========

  Per share amount                              $      0.02      $    (0.03)         $      0.04       $     (0.13)
                                                ===========      ==========          ===========       ===========